UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2008

UNION STREET ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)

(703) 682-0730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, UNION STREET ACQUISITION CORP. (“USQ”) INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING USQ’S SECURITIES, REGARDING ITS ACQUISITIONS (“ACQUISITIONS”) OF ARCHWAY MARKETING SERVICES, INC. (“ARCHWAY”) AND RAZOR BUSINESS STRATEGY CONSULTANTS LLC (“RAZOR”), AS DESCRIBED IN THIS REPORT. THIS CURRENT REPORT ON FORM 8-K MAY BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

USQ AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO HAVE PARTICIPATED IN THE SOLICITATION OF PROXIES FROM USQ’S STOCKHOLDERS IN FAVOR OF THE APPROVAL OF THE ACQUISITIONS. INFORMATION CONCERNING USQ’S DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE PUBLICLY FILED DOCUMENTS OF USQ. STOCKHOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF USQ AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITIONS BY READING THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS REGARDING THE ACQUISITIONS, WHICH WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”).

STOCKHOLDERS OF USQ AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, USQ’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH USQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS WILL CONTAIN IMPORTANT INFORMATION, SUCH AS A DESCRIPTION OF THE SECURITY HOLDINGS OF USQ’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE ACQUISITIONS. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE ACQUISITIONS. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: UNION STREET ACQUISITION CORPORATION, 102 SOUTH UNION STREET, ALEXANDRIA, VIRGINIA, 22314. THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT, ONCE AVAILABLE, CAN BE OBTAINED, WITHOUT CHARGE, AT THE SEC’S WEBSITE (http://www.sec.gov).

RAZOR’S FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO ARE UNAUDITED AND PREPARED BY RAZOR AS A PRIVATE COMPANY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN USQ’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITIONS.

ARCHWAY’S FINANCIAL INFORMATION AND DATA CONTAINED IN THE EXHIBITS HERETO ARE UNAUDITED AND PREPARED BY ARCHWAY AS A PRIVATE COMPANY, AND DO NOT CONFORM TO SEC REGULATION S-X. ACCORDINGLY, SUCH INFORMATION AND DATA WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN USQ’S PROXY STATEMENT TO SOLICIT STOCKHOLDER APPROVAL OF THE ACQUISITIONS.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2008, Union Street Acquisition Corp. (“USQ”) entered into definitive agreements to simultaneously acquire in separate acquisitions 100% of the membership interests of Razor Business Strategy Consultants LLC (“Razor”), and 100% of the issued and outstanding shares of capital stock of Archway Marketing Services, Inc. (“Archway”).

Razor Acquisition

Razor is a privately-held, rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003 and headquartered in Dallas, Texas, Razor has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins, Wendy’s, Wireless Toyz and Habitat for Humanity. Razor is focused on heavy data analytics and program design capabilities, including customer and transaction analytics, such as media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

Razor Purchase Agreement

Pursuant to the terms of a Membership Interest Purchase Agreement (the “Razor Purchase Agreement”), entered into by and among USQ, Razor and the members of Razor (the “Razor Sellers”), USQ will purchase 100% of the membership interests of Razor (the “Membership Interests”) from the Razor Sellers. In consideration for the Membership Interests, subject to adjustment as set forth in the Razor Purchase Agreement, USQ will pay to the Razor Sellers an aggregate purchase price equal to $30,000,000, consisting of $20,000,000 in cash and 1,315,789 shares of USQ common stock. Of those shares, 394,736 shares of common stock will be placed in escrow for the purpose of satisfying any indemnification obligations of the Razor Sellers (as described below). At closing, each of the Razor Sellers will agree to not dispose of or transfer any of the USQ common stock they own for a period of two years following the closing of the Razor acquisition.

Representations and Warranties

The Razor Purchase Agreement contains representations and warranties of Razor and the Razor Sellers relating to, among other things: (a) proper company organization and similar matters; (b) capital structure of Razor and its subsidiary; (c) the authorization, performance and enforceability of the Razor Purchase Agreement; (d) no conflicts and required filings and consents; (e) compliance with laws; (f) financial statements; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits and compensation; (k) labor matters; (l) restrictions on business activities; (m) holding of leases and ownership of real property; (n) accounts receivable; (o) condition of tangible assets; (p) suppliers and customers; (q) taxes; (r) environmental matters; (s) brokers; (t) intellectual property; (u) agreements, contracts and commitments; (v) insurance; (w) government actions/filings; (x) interested party transactions; (y) information provided for the proxy statement; and (z) bank accounts. The Razor Sellers have additionally represented and warranted, among other things, as to their accredited investor status, their ownership of the Membership Interests and the absence of encumbrances on their Razor securities.

The Razor Purchase Agreement also contains representations and warranties of USQ relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) the authorization, performance and enforceability of the Razor Purchase Agreement; (c) no conflicts and required filings and consents; (d) Securities and Exchange Commission (the “SEC”) filings and financial statements; (e) litigation; (f) brokers; (g) board approval; (h) amount in the trust fund; and (i) purchase for investment.

Covenants

USQ and Razor have each agreed to take such actions as are necessary, proper or advisable to consummate the Razor acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not take certain specified actions without the prior written consent of the other party.

The Razor Purchase Agreement also contains additional covenants of the parties, including covenants providing for:

•

The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisition.

•

USQ to prepare and file a proxy statement to solicit proxies from the USQ stockholders to vote in favor of proposals regarding the adoption of the Razor Purchase Agreement and the approval of the Razor acquisition, any change of USQ’s name, an amendment to USQ’s certificate of incorporation deleting or modifying certain portions of Article Five thereof (relating to certain actions that will no longer be required after the acquisition) and the adoption of a stock plan providing for the granting of options and other stock-based awards to employees of USQ, Razor and Archway of at least 500,000 shares of common stock.

•

Each of the Razor Sellers waives its rights to collect from a trust fund established for the benefit of the USQ stockholders who purchased their securities in USQ’s initial public offering to make claims against USQ for any moneys that may be owed to them by USQ for any reason whatsoever, including breach by USQ of the Razor Purchase Agreement.

•	The protection of confidential information of the parties and, subject to confidentiality requirements, the provision of reasonable access to information.

•	Within 30 days of closing, certain employees of Razor shall have received from USQ an aggregate of 65,786 restricted shares of USQ common stock.

•	No solicitation by Razor Sellers or their affiliates of any other merger, sale of assets or similar transaction.

•	No competition for a five-year period with the business of Razor or its subsidiary by Razor Sellers or their affiliates.

•

No solicitation for a five-year period by Razor Sellers or their affiliates of any clients or customers, or potential clients or customers, or current or former employee, consultant or independent contractor of Razor or its subsidiary.

Conditions to Closing

The obligations of USQ, Razor and the Razor Sellers to consummate the Razor acquisition are subject to certain closing conditions, including the following: (a) the USQ stockholders shall have approved the transactions contemplated by the Razor Purchase Agreement and holders of not more than twenty percent (20%) of USQ’s shares of common stock issued in USQ’s initial public offering and outstanding immediately before the closing shall have voted against the Razor acquisition and exercised their rights to convert their shares into a pro rata share of the trust fund; (b) the execution by and delivery to each party of each of the various transaction documents; (c) the simultaneous completion of the closing of the acquisition of Archway; (d) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Razor Purchase Agreement have been materially complied with by each party; (e) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings; (f) the absence of any action, suit or proceeding challenging or preventing the acquisition; (g) no material adverse effect shall have occurred with respect to USQ or Razor; and (h) delivery of legal opinions and other closing documents.

The obligations of the Razor Sellers to consummate the transactions contemplated by the Razor Purchase Agreement are also conditioned upon, among other things, USQ having made appropriate arrangements for disbursement of the trust fund upon the closing of the Razor acquisition.

The obligations of USQ to consummate the transactions contemplated by the Razor Purchase Agreement also are conditioned upon each of the following, among other things: (a) Razor and each of Mr. David Kirwan and Mr. Thomas Cole shall have executed and delivered employment agreements, as described below; (b) delivery of lock-up agreements executed by each of the Razor Sellers; (c) receipt of a comfort letter from the independent accountants; (d) the Razor Sellers shall have agreed to a bonus of 65,790 shares of USQ common stock and $265,000 to identified Razor employees; (e) USQ , the representatives of the Razor Sellers and the escrow agent shall have entered into an escrow agreement; and (f) Razor’s loan from Comerica Bank shall have been paid in full.

Termination

The Razor Purchase Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of USQ and Razor; (b) by either USQ or Razor Sellers if the proxy statement shall not have been mailed to record holders of USQ common stock by November 15, 2008; (c) by either USQ or Razor Sellers if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Razor acquisition, which order, decree, ruling or other action is final and nonappealable; (d) subject to a 30-day cure period, by either USQ or Razor Sellers if the other party has breached any of its covenants or representations and warranties in any material respect; or (e) by either USQ or Razor Sellers, if, at the USQ stockholders meeting, (including any adjournments thereof), the Razor Purchase Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of USQ common stock, or the holders of 20% or more of the number of shares of USQ common stock issued in USQ’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of USQ common stock held by them into cash in accordance with USQ’s certificate of incorporation.

In the event the Razor Purchase Agreement is terminated because the holders of 20% or more of the number of shares of USQ common stock issued in USQ’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of USQ common stock held by them into cash in accordance with USQ’s certificate of incorporation, USQ will pay to the Razor Sellers a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by USQ outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

Indemnification and Escrow

The representations, warranties, covenants and agreements in the Razor Purchase Agreement will survive the closing until one year after the closing date, with certain exceptions. The Razor Purchase Agreement provides for indemnification of USQ with an escrow arrangement. As the sole remedy for the Razor Sellers’ indemnity obligations, at the closing, USQ shall deposit 394,736 shares of common stock, otherwise payable to the Razor Sellers, to be held during the period ending on the 45th day following the filing of USQ’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008 (the “Expiration Date”), all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between USQ, the representatives of the Razor Sellers and SunTrust Bank, as escrow agent. For purposes of satisfying an indemnification claim, shares of USQ common stock will be valued at fair market value.

Any shares of USQ common stock remaining in the escrow account on the Expiration Date shall be released to each of the Razor Sellers in their proportionate share, except those shares reserved against any claims arising prior to that date, if the same have not been adjudicated, settled, dismissed or otherwise resolved in its entirety with respect to Razor and its subsidiary and affiliates prior to such date, in such amounts and the manner as prescribed in the escrow agreement.

USQ is obligated to indemnify the Razor Sellers against losses arising from the inaccuracy or breach of USQ’s representations or warranties and the non-fulfillment or breach of any covenant or agreement of USQ. USQ shall additionally indemnify Mr. David Kirwan and Mr. Thomas Cole against losses in connection with their personal guarantees relating to loans made to Razor.

With certain exceptions, claims for indemnification may be asserted by USQ or the Razor Sellers once the damages exceed $300,000 and are indemnifiable back to the first dollar. The aggregate liability for losses shall not in any event exceed $10,000,000, with certain exceptions. Notwithstanding the foregoing, the limitations set forth above shall not apply in the case of claims arising from fraud, willful misrepresentation or willful misconduct.

Employment Agreements

In connection with the consummation of the Razor acquisition, each of Mr. David Kirwan and Mr. Thomas Cole will enter into full-time employment agreements with Razor. Under the terms of Mr. Kirwan’s at-will employment agreement, he will serve as Co-President of Razor. Mr. Cole’s at-will employment agreement provides that he will serve as Co-President of Razor.

Both Messrs. Kirwan and Cole’s employment agreements contain certain restrictive covenants that prohibit them from disclosing information and property that is confidential to Razor, an agreement not to compete with Razor, and an agreement that ownership of inventions, ideas, copyrights and patents which may be used in the business of Razor are the sole property of Razor.

Archway Acquisition

Archway Marketing Services, Inc., a subsidiary of AHL Services (“AHL”), is a leading provider of marketing operations management solutions. Founded in 1953 and based in Minneapolis, Minnesota, Archway has grown to approximately 580 employees across eight North American facilities and six on-site locations. The company is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. The company offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology. Over the past 50 years, the company has built a strong portfolio of clients and serves leading national marketers that include Target, General Motors, AstraZeneca, Nestle, JP Morgan Chase and Microsoft.

Mr. A. Clayton Perfall, Chief Executive Officer of USQ, is also chief executive officer and 5% shareholder of AHL. In light of such affiliation, pursuant to a Letter Agreement, dated February 26, 2008 (the “Letter Agreement”), Mr. Perfall agreed to invest $3.0 million, representing substantially all of his after-tax proceeds from the cash portion of the consideration to be received by him, in USQ common stock at $8.00 per share. The $8.00 per share price exceeded the market price on the date the agreement was entered into and also exceeded the $7.60 per share valuation placed on the common stock in the Razor acquisition. The shares will be restricted from disposition or transfer for a period of one year from closing. If mutually agreed upon between a special committee of the Board of Directors of USQ and Mr. Perfall, he may fulfill some or all of this obligations by purchasing common stock of USQ in the market or in private transactions with other stockholders prior to closing. A copy of the Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference

Mr. Brian H. Burke, our Chief Financial Officer, currently serves as Vice-President, Secretary and Treasurer of AHL and Argenbright, Inc. (“Argenbright”), the sole shareholder of Archway. Mr. Matthew C. Fletchall, our Vice-President of Corporate Development and Secretary, currently serves as Vice-President of AHL and Argenbright.

Archway Purchase Agreement

Pursuant to the terms of a Stock Purchase Agreement (the “Archway Stock Purchase Agreement”), entered into by and among USQ, Archway and Argenbright, Inc., the record and beneficial owner of all of the issued and outstanding shares of capital stock of Archway (the “Shares”), USQ will purchase the Shares from Argenbright. In consideration for the Shares, USQ will pay to Argenbright an aggregate purchase price equal to $80,300,000 in cash. At the closing of the Archway acquisition, Argenbright will place $3,950,000 of the cash received from USQ in escrow for the purpose of satisfying any indemnification obligations of Argenbright (as described below).

Representations and Warranties

The Archway Purchase Agreement contains representations and warranties of Argenbright relating to, among other things: (a) proper company organization and similar matters; (b) capital structure of Archway; (c) the authorization, performance and enforceability of the Archway Purchase Agreement; (d) no conflicts and required filings and consents; (e) compliance with laws; (f) financial statements; (g) absence of undisclosed liabilities; (h) absence of certain changes; (i) litigation; (j) employee benefits and compensation; (k) labor matters; (l) restrictions on business activities; (m) holding of leases and ownership of real property; (n) accounts receivable; (o) condition of tangible assets; (p) suppliers and customers; (q) taxes; (r) environmental matters; (s) brokers; (t) intellectual property; (u) agreements, contracts and commitments; (v) insurance; (w) government actions/filings; (x) interested party transactions; and (y) bank accounts.

The Archway Purchase Agreement also contains representations and warranties of USQ relating to, among other things: (a) proper corporate organization and similar corporate matters; (b) the authorization, performance and enforceability of the Archway Purchase Agreement; (c) no conflicts and required filings and consents; (d) litigation; (e) brokers; (f) board approval; (g) amount in the trust fund; and (h) purchase for investment.

Covenants

USQ and Archway have each agreed to take such actions as are necessary, proper or advisable to consummate the Archway acquisition. They have also agreed to continue to operate their respective businesses in the ordinary course prior to the closing and not take certain specified actions without the prior written consent of the other party.

The Archway Purchase Agreement also contains additional covenants of the parties, including covenants providing for:

•

The parties to use commercially reasonable efforts to obtain all necessary approvals from stockholders, governmental agencies and other third parties that are required for the consummation of the acquisition, including any necessary filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

•

USQ to prepare and file a proxy statement to solicit proxies from the USQ stockholders to vote in favor of proposals regarding the adoption of the Archway Purchase Agreement and the approval of the Archway acquisition, any change of USQ’s name, an amendment to USQ’s certificate of incorporation deleting or modifying certain portions of Article Five thereof (relating to certain actions that will no longer be required after the acquisition) and the adoption of a stock plan providing for the granting of options and other stock-based awards to employees of USQ, Razor and Archway of at least 500,000 shares of common stock.

•

Argenbright’s waiver of its rights to collect from a trust fund established for the benefit of the USQ stockholders who purchased their securities in USQ’s initial public offering to make claims against USQ for any moneys that may be owed to them by USQ for any reason whatsoever, including breach by USQ of the Archway Purchase Agreement.

•	The protection of confidential information of the parties and, subject to confidentiality requirements, the provision of reasonable access to information.

•	No solicitation by Argenbright or its affiliates of any other merger, sale of assets or similar transaction.

•	No solicitation for a two-year period by Argenbright or its affiliates of any clients or customers of Archway for the purposes of providing competing services with Archway.

•	No solicitation for a two-year period by Argenbright or its affiliates of any current or former employee, consultant or independent contractor of Archway during such two-year period.

Conditions to Closing

The obligations of USQ, Argenbright and Archway to consummate the acquisition are subject to closing conditions, including the following: (a) the USQ stockholders shall have approved the transactions contemplated by the Archway Purchase Agreement and holders of not more than twenty percent (20%) of USQ’s shares of common stock issued in USQ’s initial public offering and outstanding immediately before the closing shall have voted against the Archway acquisition and exercised their rights to convert their shares into a pro rata share of the trust fund; (b) all specified waiting periods under the HSR Act shall have expired and no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the acquisition illegal or otherwise prohibiting consummation of the acquisition substantially on the terms contemplated by the Archway Purchase Agreement; (c) the execution by and delivery to each party of each of the various transaction documents; (d) the simultaneous completion of the closing of the acquisition of Razor; (e) the delivery by each party to the other party of a certificate to the effect that the representations and warranties of each party are true and correct in all material respects as of the closing and all covenants contained in the Archway Purchase Agreement have been materially complied with by each party; (f) the receipt of all necessary consents and approvals by third parties and the completion of necessary proceedings; (g) the absence of any action, suit or proceeding challenging or preventing the acquisition; (h) no material adverse effect shall have occurred with respect to USQ or Archway; and (i) delivery of legal opinions and other closing documents.

The obligations of Argenbright to consummate the transactions contemplated by the Archway Purchase Agreement also are conditioned upon each of the following, among other things: (a) USQ shall have made appropriate arrangements for disbursement of the trust fund upon closing of the Archway acquisition; and (b) certain employees shall have executed and delivered option cancellation agreements to Argenbright.

The obligations of USQ to consummate the transactions contemplated by the Archway Purchase Agreement also are conditioned upon each of the following, among other things: (a) Argenbright shall have contributed its 44% membership interest in Archer Corporate Services, LLC to Archway; (b) certain persons shall have resigned from their positions and offices with Archway; (c) title to certain specified assets shall have been assigned to Archway; (d) USQ, Argenbright and the escrow agent shall have entered into an escrow agreement; (e) each outstanding option to acquire shares of capital stock held by certain employees of Archway shall have been terminated; (f) all bonuses or similar compensation that may be due to management of Archway shall have been paid by Archway; and (g) certain existing liens shall have been fully released.

Termination

The Archway Purchase Agreement may be terminated at any time prior to the closing, as follows: (a) by mutual written consent of USQ and Argenbright; (b) by either USQ or Argenbright if the proxy statement shall not have been mailed to record holders of USQ common stock by November 15, 2008; (c) by either USQ or Argenbright if a governmental entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Archway acquisition, which order, decree, ruling or other action is final and nonappealable; (d) subject to a 30-day cure period, by either USQ or Argenbright if the other party has breached any of its covenants or representations and warranties in any material respect; or (e) by either USQ or Argenbright, if, at the USQ stockholders meeting, (including any adjournments thereof), the Archway Purchase Agreement and the transactions contemplated thereby shall fail to be approved and adopted by the affirmative vote of the holders of USQ common stock, or the holders of 20% or more of the number of shares of USQ common stock issued in USQ’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of USQ common stock held by them into cash in accordance with USQ’s certificate of incorporation.

In the event the Archway Purchase Agreement is terminated because the holders of 20% or more of the number of shares of USQ common stock issued in USQ’s initial public offering and outstanding as of the record date exercise their rights to convert the shares of USQ common stock held by them into cash in accordance with USQ’s certificate of incorporation, USQ will pay to Argenbright a termination fee equal to the lesser of: (a) $200,000 in cash; and (b) 50% of the funds held by USQ outside of the trust fund after paying or reserving for all of its costs and expenses through liquidation.

Indemnification and Escrow

The representations, warranties, covenants and agreements in the Archway Purchase Agreement will survive the closing until one year after the closing date, with certain exceptions. The Archway Purchase Agreement provides for indemnification of USQ with an escrow arrangement. As the sole remedy for Argenbright’s indemnity obligations, Argenbright shall deposit $3,950,000 in cash, to be held during the period from closing to April 30, 2009, all in accordance with the terms and conditions of an escrow agreement to be entered into at the closing between USQ, Argenbright and SunTrust Bank, as escrow agent.

With certain exceptions, claims for indemnification may be asserted by USQ once the damages exceed $100,000 and are indemnifiable back to the first dollar; provided, however, that, with certain exceptions, the aggregate liability for losses shall not in any event exceed $3,950,000.

Any cash remaining in the escrow account on April 30, 2009 shall be released to Argenbright, except those amounts reserved against any claims arising prior to that date, if such claims have not been adjudicated, settled, dismissed or otherwise resolved in their entirety with respect to Argenbright prior to such date, in such amounts and manner as prescribed in the escrow agreement.

USQ expects to fund the Razor and Archway acquisitions with cash that is currently held in trust, and the proceeds of a $30.0 million credit facility under a signed commitment letter from

Bank of America, N.A., a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The closing of such credit facility is conditioned upon the negotiation and execution of definitive loan documents and certain other factors and there can be no assurance that such credit facility will be available.

The foregoing descriptions of the Razor Purchase Agreement and the Archway Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the agreements, copies of which have been filed as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference, to provide USQ’s investors and security holders with information regarding their terms. They are not intended to provide any other factual information about USQ, Razor or Archway. The Razor Purchase Agreement and the Archway Purchase Agreement contain representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Razor Purchase Agreement and the Archway Purchase Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Razor Purchase Agreement and the Archway Purchase Agreement, respectively, and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Razor Purchase Agreement and the Archway Purchase Agreement, which subsequent information may or may not be fully reflected in USQ’s public disclosures.

USQ will also adopt a stock plan, subject to stockholder approval, under which an aggregate of approximately 1,500,000 shares of common stock will be available for grant under options and restricted stock awards to employees of USQ, Razor and Archway.

ITEM 7.01	REGULATION FD DISCLOSURE.

USQ issued a press release on February 27, 2008, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, in which it announced the signing of the Razor Purchase Agreement and the Archway Purchase Agreement.

USQ intends to hold presentations for certain of its stockholders as well as other persons who might be interested in purchasing USQ’s securities regarding the transactions contemplated by the Razor Purchase Agreement and the Archway Purchase Agreement. At such presentations, the slide show presentation attached to this Current Report on Form 8-K as Exhibit 99.2 will be distributed to certain participants.

The information contained in the press release and slide show presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in any filing under Securities Act of 1933, as amended.

Non-GAAP Financial Measures

The press release and investor presentation attached as Exhibit 99.1 and Exhibit 99.2, respectively, contain disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the SEC. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the ability of Razor and Archway to meet capital expenditures and working capital requirements and otherwise meet its requirements as they become due. The disclosure of EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA should be considered in addition to, and not as a substitute, or superior to, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

Forward-Looking Statements

This Current Report on Form 8-K, and other statements USQ may make, including statements about the benefits of the Razor acquisition and the Archway acquisition, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, with respect to USQ’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “expect,” “anticipate,” “forecasts,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Forward-looking statements are based largely on expectations and projections about future events and future trends and are subject to numerous assumptions, risks and uncertainties, which change over time. USQ’s actual results could differ materially from those anticipated in forward-looking statements and you should not place any undue reliance on such forward looking statements. Factors that could cause actual performance to differ from these forward-looking statements include the risks and uncertainties disclosed in USQ’s filings with the SEC. USQ’s filings with the SEC are accessible on the SEC’s website at http://www.sec.gov. Forward-looking statements speak only as of the date they are made. In particular, the anticipated timing and benefits of the consummation of the Razor acquisition and the Archway acquisition are uncertain and could be affected by many factors, including, without limitation, the following: the scope and timing of SEC and other regulatory agency review; changing legislation or regulatory environments; requirements or changes affecting the businesses in which Archway and/or Razor are engaged; labor and personnel relations; changing interpretations of generally accepted accounting principles; general economic conditions; and other relevant risks detailed in USQ’s filings with the SEC.

ITEM 8.01	OTHER EVENTS

The information set forth under Item 7.01 above is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits:

Exhibit	Description
2.1	Membership Interest Purchase Agreement, dated as of February 26, 2008, by and among Union Street Acquisition Corp., Razor Business Strategy Consultants LLC, the members of Razor and the Sellers’ Representatives.

2.2	Stock Purchase Agreement, dated as of February 26, 2008, by and among Union Street Acquisition Corp., Argenbright, Inc. and Archway Marketing Services, Inc.

10.1	Letter Agreement, dated February 26, 2008, by and between Union Street Acquisition Corp. and Mr. A. Clayton Perfall.

10.2	Commitment Letter from Bank of America, N.A., dated February 26, 2008.

99.1	Press release of Union Street Acquisition Corp., dated February 27, 2008.

99.2	Investor Slide Show Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2008	UNION STREET ACQUISITION CORP.

	By:	/s/ Brian H. Burke
	Name:	Brian H. Burke
	Title:	Chief Financial Officer